Exhibit 23.1
CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

SEMPRA ENERGY
To the Board of Directors and Shareholders of Sempra Energy:
We consent to the incorporation by reference in Registration Statement No. 333-220257 on Form S-3 and Nos. 333-200828, 333-188526, 333-182225, 333-56161, 333-50806, 333-49732, 333-121073, 333-151184, 333-155191, and 333-129774 on Form S-8 of our reports dated February 27, 2018, relating to the consolidated financial statements of Sempra Energy and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, included in this Annual Report on Form 10-K of Sempra Energy for the year ended December 31, 2017.
Our audits of the financial statements referred to in our aforementioned report relating to the consolidated financial statements also included the financial statement schedule of the Company, listed in Item 15. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
San Diego, California
February 27, 2018